Exhibit 99.4

Aeluma™
Sensing Reimagined™

Shortwave Infrared Detector Arrays

Custom Detector Arrays





Examples shown are 256 X 128 arrays

Custom Array Specifications

Specification	Value			Unit
	Min.	Typ.	Max.	
Pixel Pitch	5	10	-	µm
Rows	1	-	-	
Columns	1	-	-	
Peak Sensitivity Wavelength	0.95	-	1.55	µm
Detector Type	PIN • APD • SPAD			
Configuration	Common Anode • Common Cathode			

Performance, Formats and Features

- Low dark current photodetector arrays manufactured with large-diameter substrate platform
- Pixel and array size customizable
- Typical array sizes: 128 X 32, 256 X 128, 640 X 512
- Reliability performance exceeds generic Telcordia GR-468 optoelectronics standard
- Delivered as PDA chips or with ROICs
- FPA assembly available
- Small test arrays (ex. 8 X 8) available for eval./qual.

Focal Plane Array Assembly



Outcomes cannot be guaranteed.
PDA: Photodetector Array; ROIC: Read-out Integrated Circuit; FPA: Focal Plane Array

© Aeluma, Inc. All Rights Reserved.
www.aeluma.com

Aeluma™

Sensing Reimagined™

Applications and Markets

Focal Plane Arrays



Passive Imaging



LiDAR Sensing



High-performance photodetector arrays used in focal plane array applications, passive imaging, and active LiDAR sensing

Applicable markets include automotive, mobile, AR/VR, defense & aerospace, industrial and logistics, and security

Advantages of Aeluma Large-Scale Manufacturing





- **Highly automated manufacturing to produce many chips per wafer at high yield**
- **Greater than 10-fold reduction in manufacturing cost for mass-market applications**
- **Wafer-scale integration for volume production, performance improvement, and lower cost**

Benefits of Large-Scale Integration

Chip-to-chip integration

Die-to-Die


Radiation
Silicon signal processor
Detector array
Cross-sectional view
Passivant
Metallization
Loophole interconnect
p-n junction
Si readout chip
Glue
Metal pad
Substrate
p-n junction
Passivant
Indium bump
Contact metal
Si readout chip

Traditional chip-to-chip / die-to-die hybridization is low throughput and high cost.

Indium bump technology poses challenges on integration and packaging, and limits the minimum pixel size and maximum array size.

Wafer-scale Integration

Wafer-to-Wafer


Silicon
Dielectric
Interconnect
Silicon


SPAD
SPAD
TSV-less connections
Bottom tier: All electronic circuits

Wafer-scale integration, including die-to-wafer and wafer-to-wafer, enables high throughput and low cost.

Copper-based interconnects improve performance.

Smaller pixel size and larger format arrays are possible with CMOS interconnects and 3D stacking.

Sources of images: https://www.flir.com/support/products/swir-ingaas-fpa/; https://www.bhphotovideo.com; https://ouster.com/blog/mhttps://www.foresightauto.com/thermal-cameras-solve-autonomous-trucks-dust-problem/ake-intersections-safer-trb/; www.digikey.com; A. Rogalski, Optical Engineering, 42(12), 2003; https://www.allaboutcircuits.com/news/moores-law-xperi-new-die-to-wafer-bonding-technology-ic-package/; E. Charbon, et al., ICECS, 2018.
Outcomes cannot be guaranteed.

© Aeluma, Inc. All Rights Reserved.

www.aeluma.com